AMENDMENT NO. 1

TO

MATIV HOLDINGS, INC.
2024 EQUITY AND INCENTIVE PLAN

WHEREAS, Mativ Holdings, Inc. (the “Company”) has heretofore adopted the Mativ Holdings, Inc. 2024 Equity and Incentive Plan (the “Plan”) which was approved by stockholders effective April 24, 2024 at the Company’s 2024 Annual Meeting of Stockholders; and
WHEREAS, the Company wishes to amend the Plan to increase the number of shares of common stock of the Company, par value $0.01 per share, available for issuance under the Plan by 2,300,000;
NOW, THEREFORE, the Plan shall be amended, effective as the date on which the stockholders of the Company approve such amendment at the 2025 Annual Meeting of Stockholders, as follows:
1.    The first and second sentences of Section 1.5 are deleted and replaced with the following:
“Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Plan, the number of shares of Common Stock that shall initially be available for all awards under this Plan, other than Substitute Awards, shall be 5,100,000 shares. Subject to adjustment as provided in Section 5.7, no more than 5,100,000 shares of Common Stock in the aggregate may be issued under the Plan in connection with Incentive Stock Options.”
2.    Except as modified herein, the remaining terms of the Plan shall remain unchanged and in full force and effect.
IN WITNESS WHEREOF, the undersigned officer of the Company, acting pursuant to authority granted to him by the Board of Directors of the Company, has executed this instrument on this 30th day of April, 2025.

MATIV HOLDINGS, INC.

By:	/s/ Mark W. Johnson
Name:	Mark W. Johnson
Title:	Chief Legal and Administrative Officer and Corporate Secretary